                              [LOGO] Toll Brothers

                               TOLL BROTHERS, INC.
                              3103 PHILMONT AVENUE
                           HUNTINGDON VALLEY, PA 19006

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, MARCH 21, 2002

                            ------------------------

      The Annual Meeting of Stockholders (the "Meeting") of Toll Brothers, Inc. (the "Company") will be held on Thursday, March 21, 2002 at 11:30 a.m., at the offices of the Company, 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006, for the following purposes:

            1. To elect three directors to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. (The terms of office of the other directors do not expire until 2003 or 2004.)

            2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

      The Board of Directors has fixed the close of business on January 25, 2002 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

      The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to sign, date and return the enclosed proxy promptly, although you are cordially invited to attend the Meeting in person. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Meeting.



                                          /s/ Michael I. Snyder
                                          --------------------------
                                          MICHAEL I. SNYDER
                                          Secretary

February 11, 2002

                               TOLL BROTHERS, INC.
                              3103 PHILMONT AVENUE
                           HUNTINGDON VALLEY, PA 19006

                            ------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            THURSDAY, MARCH 21, 2002

                          ----------------------------

                                     GENERAL

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Toll Brothers, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Meeting"), which will be held on the date, at the time and place, and for the purposes set forth in the foregoing notice, and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being sent to stockholders of the Company (the "Stockholders") on or about February 11, 2002.

      The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors in the election of the three directors whose terms of office will extend until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

      Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

SHARES ENTITLED TO VOTE, REQUIRED VOTE AND QUORUM

      At the close of business on January 25, 2002, there were 35,087,850 shares of the Company's common stock outstanding. The Company has no other class of voting securities outstanding. The record date fixed by the Board of Directors for the determination of Stockholders entitled to notice of and to vote at the Meeting is January 25, 2002. At the Meeting, Stockholders will be entitled to one vote for each share of common stock owned of record at the close of business on the record date. The presence at the Meeting, in person or by proxy, of persons entitled to cast the votes of a majority of such outstanding shares of common stock will constitute a quorum for consideration of the matters expected to be voted on at the Meeting. Abstentions and broker non-votes (i.e., shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion) represented by submitted proxies will be included in the calculation of the number of shares present at the Meeting for the purposes of determining a quorum.

         Directors are elected by a plurality and the three nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth certain information respecting the holdings of: (i) each person known to the Company to be the beneficial owner of more than 5% of the common stock of the Company; (ii) each director and nominee for director of the Company and each executive officer named in the Summary Compensation Table under "Executive Compensation"; and (iii) all directors and executive officers of the Company as a group. This information is as of January 25, 2002, except as otherwise indicated. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                                                        PERCENT
                                                                          OF
                                              AMOUNT AND NATURE OF      COMMON
NAME OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP(1)   STOCK(1)
------------------------                      -----------------------   --------

Robert I. Toll ...........................       7,557,033(2)(3)          21.0
Bruce E. Toll ............................       4,974,730(2)             13.8
Wellington Management Company, LLP .......       3,377,416(4)              9.6
Myron M. Kaplan ..........................       2,794,000(5)              8.0
Zvi Barzilay .............................         597,449                 1.7
Robert S. Blank ..........................         113,750                   *
Edward G. Boehne .........................          13,000                   *
Richard J. Braemer .......................         132,000                   *
Roger S. Hillas ..........................         144,175                   *
Carl B. Marbach ..........................         128,650(6)                *
Joel H. Rassman ..........................         316,937                   *
Paul E. Shapiro ..........................         126,710                   *
All directors and executive officers
   as a group(10 persons) ................       9,854,383(3)(6)(7)       36.4
*     Less than 1%.

(1) Shares issuable pursuant to options exercisable within 60 days of January 25, 2002 are deemed to be beneficially owned; accordingly, information includes the following numbers of shares of common stock underlying options held by the following individuals, and all directors and executive officers as a group: Robert I. Toll, 1,726,750 shares; Bruce E. Toll, 854,250 shares; Mr. Barzilay, 570,700 shares; Mr. Blank, 113,750 shares; Mr. Boehne, 13,000 shares; Mr. Braemer, 113,500 shares; Mr. Hillas, 113,750 shares; Mr. Marbach, 116,750 shares; Mr. Rassman, 298,250 shares; Mr. Shapiro, 116,500 shares; and all directors and executive officers as a group, 4,037,200 shares.

(2) The address for Robert I. Toll and Bruce E. Toll is c/o Toll Brothers, Inc., 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006.

(3) Includes 14,000 shares owned by the Robert and Jane Toll Foundation of which Robert I. Toll is a trustee, with dispositive power, as to which he disclaims beneficial ownership. Also includes 216,074 shares, that Mr. Toll is entitled to receive but as to which he has elected to defer receipt for two years under the Toll Brothers, Inc. Stock Award Deferral Plan. Because Mr. Toll may elect early distribution of all or a portion of the 216,074 shares at any time, he is deemed to beneficially own them. Mr. Toll is entitled to receive 198,001 of these shares under the Toll Brothers, Inc. Cash Bonus Plan, as amended, and 18,073 of these shares upon the exercise of a stock option granted under the Amended and Restated Stock Option Plan(1986).

(4) Based on a Schedule 13G, filed with the SEC on February 13, 2001, which states that the address of Wellington Management Company, LLP ("WMC") is 75 State Street, Boston, Massachusetts 02109, that WMC has shared voting power with respect to 427,850 shares and shared dispositive power with respect to 3,377,416 shares, and that the shares as to which the Schedule 13G is filed by WMC, in its capacity as an investment advisor, are owned by clients of WMC who have the right to receive or the power to direct the receipt of dividends from or proceeds of such shares. The Schedule 13G filed by WMC further states that none of such clients, except Vanguard Windsor Funds-Windsor Fund ("Vanguard"), is known to have such right or power with respect to more than 5% of the common stock of the Company. In addition, Vanguard filed a Schedule 13G on February 13, 2001, which the Company assumes relates to shares that are included in the shares reported by WMC, which states that Vanguard has sole voting power and shared dispositive power with respect to 2,829,166 shares. The Company believes that Vanguard's address is Post Office Box 2600, Valley Forge, Pennsylvania 19482.

(5) Based on a Schedule 13G filed with the SEC dated as of December 31, 2001 which states that the address of Myron M. Kaplan is c/o Kaplan Nathan and Mayfair, PO Box 385, Leonia, New Jersey 07605 and that Mr. Kaplan has sole voting power with respect to 2,764,000 shares, shared voting power with respect to 30,000 shares, sole dispositive power with respect to 2,764,000 shares and shared dispostive power with respect to 30,000 shares.

(6) Includes 2,350 shares beneficially owned by individual retirement accounts ("IRA's") for the benefit of Mr. Marbach and his wife. Mr. Marbach disclaims beneficial ownership of the 1,175 shares held by his wife's IRA.

(7) The Board of Directors, after reviewing the functions of all of the Company's officers, both in terms of designated function and functions actually performed, has determined that, for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules thereunder, only the Chief Executive Officer, Chief Operating Officer, and Senior Vice President /Chief Financial Officer are deemed to be officers or executive officers of the Company for reporting purposes under such provisions, respectively.


                                  PROPOSAL ONE

                ELECTION OF THREE DIRECTORS FOR TERMS ENDING 2005

      At the Meeting, the Stockholders will elect three directors to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, with the term of one class of directors expiring each year. The directors whose three-year terms of office expire at the Meeting are Messrs. Robert I. Toll, Bruce E. Toll and Joel H. Rassman.

      The Board of Directors has nominated Messrs. Robert I. Toll, Bruce E. Toll and Joel H. Rassman to serve again as directors until the 2005 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Each nominee has indicated a willingness to continue to serve as a director. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares which such proxy represents for the election of such other person as the Board of Directors may recommend.

      Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director whose current term of office will continue after the Meeting.

                                 DIRECTOR    TERM     POSITION(S) WITH
NAME                    AGE       SINCE     EXPIRES   THE COMPANY
----                    ---       -----     -------   -----------
Robert I. Toll......     61        1986      2002     Chairman of the Board and
                                                      Chief Executive Officer

Bruce E. Toll.......     58        1986      2002     Vice Chairman of the Board

Zvi Barzilay........     55        1994      2004     President, Chief Operating
                                                      Officer and Director

Robert S. Blank.....     61        1986      2003     Director

Edward G. Boehne....     61        2000      2004     Director

Richard J. Braemer..     60        1986      2004     Director

Roger S. Hillas.....     74        1988      2003     Director

Carl B. Marbach.....     60        1991      2004     Director

Joel H. Rassman.....     56        1996      2002     Senior Vice President,
                                                      Chief Financial Officer,
                                                      Treasurer and Director

Paul E. Shapiro.....     60        1993      2003     Director


      Robert I. Toll co-founded the Company's predecessors' operations with his brother, Bruce E. Toll, in 1967. He has been a member of the Board of Directors since the Company's inception in May 1986. Mr. Toll is a member of the Payroll Committee for Non-Executive Officers, the Employee Stock Purchase Plan Committee, the Shelf Terms Committee, and the Special Transactions Committee. His principal occupation since the Company's inception has been related to his various homebuilding and other real estate related activities.

      Bruce E. Toll, the brother of Robert I. Toll, has been a member of the Board of Directors since the Company's inception in May 1986 and served as its President until April 1998 and Chief Operating Officer until November 1998. Mr. Toll is the founder and president of BET Investments, an industrial and commercial real estate company. Mr. Toll is a member of the Employee Stock Purchase Plan Committee, the Shelf Terms Committee and the Special Transactions Committee. Mr. Toll is a member of the Board of Directors of UbiquiTel, Inc. Mr. Toll is also a member of the Board of Directors of Assisted Living Concepts, Inc. which in October 2001 filed a Chapter 11 bankruptcy petition.

      Zvi Barzilay has been a member of the Board of Directors since June 1994. Mr. Barzilay joined the Company's predecessor in 1980 as a project manager, was appointed a Vice President in 1983 and held the position of Executive Vice President-Operations of the Company from September 1989 until October 1992 when he was appointed to the position of Executive Vice President of the Company. In April 1998, Mr. Barzilay was appointed to the position of Chief Operating Officer and in November 1998 to the position of President. Mr. Barzilay is a member of the Payroll Committee for Non-Executive Officers and the Special Transactions Committee.

      Robert S. Blank has been a member of the Board of Directors since September 1986. For more than five years, Mr. Blank has been a partner in Whitcom Partners, a partnership which owns and operates newspapers and cable television systems and formerly owned and operated broadcast television stations and radio stations, in some cases in partnership with others. Mr. Blank is a member of the Subordinated Debt Repurchase Authorization Committee, the Special Transactions Committee and the Real Estate Utilization Committee.

         Edward G. Boehne has been a member of the Board of Directors since July 2000. From 1981 until his retirement in May 2000, Mr. Boehne was the President of the Federal Reserve Bank of Philadelphia. Mr. Boehne is a member of the Audit Committee and the Special Transactions Committee. Mr. Boehne is a member of the Board of Directors of Rittenhouse Trust Company, Beneficial Savings Bank, Penn Mutual Life Insurance Co. and AAA Mid-Atlantic, Inc.

      Richard J. Braemer has been a member of the Board of Directors since September 1986. Since January 1994, Mr. Braemer has been a partner in the Philadelphia law firm of Ballard, Spahr, Andrews & Ingersoll, LLP. Mr. Braemer is a member of the Subordinated Debt Repurchase Authorization Committee and the Real Estate Utilization Committee.

      Roger S. Hillas has been a member of the Board of Directors since April 1988. From July 1988 until his retirement in December 1992, Mr. Hillas was Chairman and Chief Executive Officer of Meritor Savings Bank. Prior to July 1988, Mr. Hillas was Chairman of PNC Financial Corp. and of Provident National Bank. Mr. Hillas is a member of the Audit Committee, the Subordinated Debt Repurchase Authorization Committee and the Special Transactions Committee. Mr. Hillas is a member of the Board of Directors of P.H. Glatfelter Company and Millennium Bank.

      Carl B. Marbach has been a member of the Board of Directors since December 1991. Since January 1995, Mr. Marbach has been President of Internetwork Publishing Corp., an electronic publisher, which he founded. Mr. Marbach is a member of the Audit Committee, the Compensation and Stock Based Compensation Committee for Key Executives and Non-Employee Directors, the Payroll Committee for Non-Executive Officers and the Shelf Terms Committee.

      Joel H. Rassman has been a member of the Board of Directors since September 1996. Mr. Rassman joined the Company's predecessor in 1984 as Senior Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Rassman is a member of the Employee Stock Purchase Plan Committee and the Special Transactions Committee.

         Paul E. Shapiro has been a member of the Board of Directors since December 1993. Since June 2001, Mr. Shapiro has been Executive Vice President and Chief Administrative Officer of Revlon Inc. From June 1998 to June 2001, Mr. Shapiro was Executive Vice President and Chief Administrative Officer of Sunbeam Corp. which, in February 2001, filed a Chapter 11 bankruptcy petition. From July 1997 to June 1998, Mr. Shapiro was Executive Vice President and General Counsel of The Coleman Company, Inc. and from January 1994 to June 1997, Mr. Shapiro was an Executive Vice President/Chief Administrative Officer/General Counsel of Marvel Entertainment Group, Inc. Mr. Shapiro is the chairman of the Audit Committee, and a member of the Compensation and Stock Based Compensation Committee for Key Executives and Non-Employee Directors and the Special Transactions Committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors held four meetings during the Company's last fiscal year.

      The Board of Directors currently has an Audit Committee, a Compensation and Stock Based Compensation Committee for Key Executives and Non-Employee Directors (the "Executive Compensation Committee"), a Payroll Committee for Non-Executive Officers (the "Payroll Committee"), a Subordinated Debt Repurchase Authorization Committee, a Shelf Terms Committee, an Employee Stock Purchase Plan Committee, a Special Transactions Committee and a Real Estate Utilization Committee. The Board of Directors does not have a nominating committee.

      The Audit Committee is composed of Edward G. Boehne, Roger S. Hillas, Carl
B. Marbach and Paul E. Shapiro, each of whom is independent as the term independence is defined in Section 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange. The Audit Committee held four formal meetings during the last fiscal year, which were attended by the Company's independent auditors, to discuss the scope of the annual audit and questions of accounting policy and internal controls. The Company's Board of Directors has adopted a written Audit Committee Charter. See "Report of the Audit Committee."

      During the Company's last fiscal year, the Executive Compensation Committee, which administers the Toll Brother's, Inc Cash Bonus Plan (the "Cash Bonus Plan"), the Toll Brothers, Inc. Executive Officer Cash Bonus Plan (the "Executive Officer Cash Bonus Plan"), the Toll Brothers, Inc. Stock Award Deferral Plan (the "Stock Deferral Plan"),the Amended and Restated Stock Option Plan (1986) (the "1986 Plan"), the Key Executives and Non-Employee Directors Stock Option Plan (1993) (the "1993 Plan"), the Stock Option and Incentive Plan
(1995) (the "1995 Plan") and the Stock Incentive Plan (1998) (the "1998 Plan"), held four formal meetings. The Executive Compensation Committee is composed of Carl B. Marbach and Paul E. Shapiro, each of whom is a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" as defined for purposes of 162(m) of the Internal Revenue Code of 1986, as amended.

      The Shelf Terms Committee held one formal meeting during the last fiscal year. The Payroll Committee, the Special Transactions Committee, the Subordinated Debt Repurchase Authorization Committee, the Employee Stock Purchase Plan Committee and the Real Estate Utilization Committee did not meet during the last fiscal year.

      Each director attended at least 75% of the meetings of the Board of Directors and its committees of which he was a member during the last fiscal year.

COMPENSATION OF DIRECTORS

      Each non-employee director receives $4,000 for each full-day meeting attended, $2,000 for each half-day meeting attended and $1,500 for each telephonic meeting or committee meeting in which he participated. In addition, each non-employee director receives an annual grant of options for 15,000 shares of the Company's common stock under the 1993 Plan or the 1998 Plan. Each non-employee director who is a member of the Audit Committee and participates in at least one meeting during the year also receives an annual grant of options for 1,000 shares of common stock. Each non-employee director who is a member of an eligible committee (as determined by the Board of Directors from time to time), other than the Audit Committee, and participates in at least one meeting during the year receives an annual grant of options for 500 shares of common stock. No non-employee director may receive grants for service on more than three committees other than the Audit Committee in any fiscal year.

      On March 5, 1998, the Company and Mr. Bruce E. Toll entered into two agreements relating to Mr. Toll's withdrawal from day to day operations of the business (collectively the "Agreements"). The Agreements provided that (among other items) during the three-year term which commenced on November 1, 1998 and ended on October 31, 2001 (the "Consulting Term"), Mr. Toll would (a) make himself available to the Company on a reasonable basis to consult with the Company concerning matters within his knowledge and expertise, (b) not compete with the Company as described in the Agreements, and (c) agree to vote the shares of the Company's common stock owned by him as recommended by the Company's management or Board of Directors until the later of March 15, 2002 or until Mr. Toll no longer serves on the Board of Directors of the Company. The Company agreed to pay Mr. Toll the sum of $500,000 during each year of the Consulting Term as well as provide group health insurance of a type and amount consistent with insurance provided to Company executives for himself, and his beneficiaries who were covered on March 5, 1998, without charge, and for all other children provided that the premium costs that the Company is permitted to charge under COBRA for such coverage are paid by Mr. Toll for those children. In June 2000, the Company and Mr. Toll amended the Agreements to terminate Mr. Toll's obligation to vote the shares of the Company's common stock owned by him referred to above and to extend the Consulting Term until October 31, 2004.

         In December 2000, the Board of Directors approved the purchase of a split-dollar life insurance policy for the benefit of Bruce E. Toll. The Company paid $6,343 in premiums for the term life portion of a split-dollar life insurance policy for Mr. Toll, and paid $284,214 in premiums for the non-term portion of the split dollar life insurance policy for which the Company expects to receive a refund upon the first to occur of certain events described in the policy.

           THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE
    ELECTION OF ROBERT I. TOLL, BRUCE E. TOLL AND JOEL H. RASSMAN.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other executive officers of the Company.


                                                                                           LONG TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                                                       -------------------
                                                                                           SECURITIES            ALL OTHER
NAME AND                                  FISCAL           ANNUAL COMPENSATION             UNDERLYING         COMPENSATION
PRINCIPAL POSITIONS                        YEAR            SALARY($)        BONUS($)       OPTIONS(#)                  ($)
---------------------------------------------------------------------------------------------------------------------------

Robert I. Toll                             2001         1,000,000         6,620,359          250,000            423,909(5)
 Chairman of the Board and                 2000         1,000,000         4,413,228          750,000              8,348(4)
 Chief Executive Officer(1)                1999         1,000,000         1,394,505          347,500              8,232(4)

Zvi Barzilay                               2001           956,322           230,000           60,000            208,811(6)
 Chief Operating Officer                   2000           872,322           120,000          160,700              8,348(4)
 and President(2)                          1999           830,367           120,000          100,000              8,232(4)

Joel H. Rassman                            2001           748,848           150,000           15,000            153,787(7)
 Senior Vice President,                    2000           637,969           140,000           85,000              9,598(4)
 Chief Financial Officer                   1999           604,216           120,000           50,000              9,482(4)
 and Treasurer(2)(3)

(1) The bonuses listed for Robert I. Toll for fiscal 2001, 2000 and 1999 were paid in common stock of the Company pursuant to the terms of the Cash Bonus Plan, the 1998 Plan and the 1995 Plan. The amounts listed were: (a) the fair market value of the bonus award shares as of October 31, 2001 in the case of the fiscal 2001 bonus; (b) the fair market value of the bonus award shares as of October 31, 2000 in the case of the fiscal 2000 bonus; and (c) the fair market value of the bonus award shares as of October 31, 1999 in the case of the fiscal 1999 bonus. Had the bonuses been paid in cash, Robert I. Toll would have received $5,152,237 for the 2001 cash bonus, $3,292,947 for the 2000 cash bonus and $1,932,402 for the 1999 cash bonus. Under the terms of the Stock Deferral Plan, Mr. Toll elected to defer receipt of his 2001 bonus award shares.

(2) The bonuses listed for Mr. Barzilay and Mr. Rassman for fiscal 2001, 2000 and 1999 represent amounts earned in the fiscal year in which it is reported.

(3) Under the terms of an agreement dated June 30, 1988 between the Company and Mr. Rassman, in the event of Mr. Rassman's termination by the Company without cause (as defined), any material reduction or material adverse change (as defined) in Mr. Rassman's duties, the removal of fringe benefits (as defined) or any failure by the Company to provide Mr. Rassman with compensation, including salary and bonus, in an amount not less than $350,000 and the exercise of an election by Mr. Rassman to terminate his employment, Mr. Rassman will receive $250,000, and, in certain instances, an additional amount equal to the difference between $350,000 and his actual compensation during a specified period prior to his termination.

(4) The compensation reported represents (a) the Company's contribution and matching payments under its 401(k) salary deferred plan for each executive listed and (b) for Joel H. Rassman, directors fees paid to him by a subsidiary of the Company in the amount of $1,250 per year.

(5) Of this amount, $9,702 represents the premium paid by the Company for the term life portion of a split-dollar life insurance policy for Mr. Toll, $405,615 represents the premium paid by the Company for the non-term portion of the split-dollar life insurance policy and $8,592 represents the Company's contribution and matching payment under its 401(k) salary deferred plan. The Company expects to receive a refund of the premium for the non-term portion of the split-dollar life insurance policy upon the first to occur of certain events described in the policy.

(6) Of this amount, $3,133 represents the premium paid by the Company for the term life portion of a split-dollar life insurance policy for Mr. Barzilay, $197,086 represents the premium paid by the Company for the non-term portion of the split-dollar life insurance policy and $8,592 represents the Company's contribution and matching payment under its 401(k) salary deferred plan. The Company expects to receive a refund of the premium for the non-term portion of the split-dollar life insurance policy upon the first to occur of certain events described in the policy.

(7) Of this amount, $2,328 represents the premium paid by the Company for the term life portion of a split-dollar life insurance policy for Mr. Rassman, $141,617 represents the premium paid by the Company for the non-term portion of the split- dollar life insurance policy and $8,592 represents the Company's contribution and matching payment under its 401(k) salary deferred plan. The Company expects to receive a refund of the premium for the non-term portion of the split-dollar life insurance policy upon the first to occur of certain events described in the policy.


OPTION GRANTS IN THE LAST FISCAL YEAR(1)

------------------------------------------------------------------------------------------------------------------------
                          NUMBER OF      % OF TOTAL      EXERCISE                            POTENTIAL REALIZABLE
                          SECURITIES     OPTIONS         PRICE                                 VALUE AT ASSUMED
                          UNDERLYING     GRANTED TO      ($/SH)                              ANNUAL RATES OF STOCK
                          OPTIONS        EMPLOYEES                                          PRICE APPRECIATION FOR
                          GRANTED(#)     IN FISCAL                                              OPTION TERM(3)
                                         YEAR                          EXPIRATION
NAME                                                                    DATE                5%($)             10%($)
------------------------------------------------------------------------------------------------------------------------
Robert I. Toll(2)             250,000           21.75       38.625        12/20/10        6,072,764         15,389,576
Zvi Barzilay(2)                60,000            5.22       38.625        12/20/10        1,457,463          3,693,498
Joel H. Rassman(2)             15,000            1.31       38.625        12/20/10          364,366            923,375

(1)  No stock appreciation rights("SARs") were granted.

(2) These options become exercisable starting on the first anniversary of the grant, with 25% becoming exercisable at that time and 25% becoming exercisable on each of the second, third and fourth anniversary dates.

(3) These amounts represent assumed rates of appreciation and are not intended to forecast future appreciation in the price of the Company's common stock. Actual gains, if any, on stock option exercises are dependent on the future performance of our stock. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, that they will exist at the time of any option exercise. The aggregate appreciation in value of all shares of our common stock outstanding on October 31, 2001 based on the assumed 5% and 10% rates of appreciation on the closing price of the common stock on October 31, 2001 that produced the realizable value of the options shown in this table (based upon the weighted average life of the grants) would be approximately $681,502,000 at the assumed 5% rate of appreciation and $1,727,061,000 at the assumed 10% rate of appreciation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES(1)

      The following table sets forth certain information with regard to the aggregated option exercises in the fiscal year ended October 31, 2001 and the option values as of the end of that year for the Chief Executive Officer and other executive officers of the Company.


NAME                      SHARES            VALUE                NUMBER OF                VALUE OF
                          ACQUIRED ON       REALIZED($)          SECURITIES               UNEXERCISED IN-
                          EXERCISE(#)                            UNDERLYING               THE-MONEY OPTIONS
                                                                 UNEXERCISED              AT FISCAL
                                                                 OPTIONS AT               YEAR-END($)(2)
                                                                 FISCAL
                                                                 YEAR-END(#)

                                                                 EXERCISABLE(E)           EXERCISABLE   (E)
                                                                 UNEXERCISABLE(U)         UNEXERCISABLE (U)
=================         ==========     =============           ----------------         ------------- ---
Robert I. Toll                30,000           529,125            1,576,250 (E)            17,915,231   (E)
                                                                    562,500 (U)             3,596,875   (U)

Zvi Barzilay                 100,000         2,269,235              500,700 (E)             6,171,750   (E)
                                                                    210,000 (U)             1,578,688   (U)

Joel H. Rassman               57,200         1,314,235              257,000 (E)             3,191,839   (E)
                                                                     90,000 (U)               789,344   (U)


(1) No SARs were exercised during the last fiscal year or held as of October 31, 2001.

(2) Represents, with respect to each share, the closing price of $31.16 per share of the Company's common stock as reported on the New York Stock Exchange on October 31, 2001 less the exercise price payable for the share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company's Executive Compensation Committee determines the compensation of the Company's executive officers. The only individuals who served as a member of the Executive Compensation Committee during the fiscal year ended October 31, 2001 are the current members of the committee. The current members of the Executive Compensation Committee are Carl B. Marbach and Paul E. Shapiro, neither of whom is an officer or employee, or former officer, of the Company or any subsidiary of the Company. The Executive Compensation Committee administers the Cash Bonus Plan, the Executive Officer Cash Bonus Plan and the Company's stock option plans and determines the salaries of the Chief Executive Officer, the Chief Operating Officer and Chief Financial Officer.

      In order to help provide for an orderly market in the Company's common stock in the event of the death of either Robert I. Toll or Bruce E. Toll (the "Tolls"), or both of them, the Company and the Tolls have entered into agreements in which the Company has agreed to purchase from the estate of each of the Tolls $10 million of the Company's common stock (or a lesser amount under certain circumstances), at a price equal to the greater of fair market value (as defined) or book value (as defined). Each of the Tolls has agreed to allow the Company to purchase $10 million of life insurance on his life. In addition, each of the Tolls has granted to the Company, at no cost to it, an option to purchase up to an additional $30 million (or a lesser amount under certain circumstances) of common stock from his estate. The agreements expire in October 2005.

      In addition to the performance of their duties for the Company, the Tolls have engaged, and continue to engage, in certain other businesses in real estate. These businesses include the purchase, sale and management of townhome, apartment, condominium, commercial and industrial real estate projects for rental. The Company leases, at what it believes to be competitive market rates, certain office space from a business controlled by Robert I. Toll, Bruce E. Toll, Zvi Barzilay and Joel H. Rassman. During the last fiscal year, the Company paid to such business approximately $57,000 in rent. The Company provided services to other businesses controlled by the Tolls during the fiscal year, which were billed at cost and paid throughout the year. The largest amount due the Company from these businesses at any time during the year was approximately $12,000. No amounts were due the Company from these businesses at October 31, 2001. These transactions are reviewed and monitored by the Audit Committee. In addition to the foregoing, Mr. Robert I. Toll has agreed, with the approval of the Executive Compensation Committee, to reimburse the Company for one-half of the costs of an employee of the Company who provides Mr. Toll with investment advice.

      In order to take advantage of commercial real estate opportunities which may present themselves from time to time, the Company formed Toll Brothers Realty Trust (the "Trust") in 1998. The Trust is effectively owned one-third by the Company, one-third by a number of senior executives and/or directors, including Robert I. Toll, Bruce E. Toll (and certain members of his family), Zvi Barzilay(and certain members of his family) and Joel H. Rassman, and one-third by the Pennsylvania State Employees Retirement System (collectively, the "Trustholders"). In June 2000, the Trustholders entered into an agreement pursuant to which the owner(s) of each one-third interest agreed to invest additional capital in an amount not to exceed $9,259,000 if required by the Trust. As of January 31, 2002, no additional capital investment had been required pursuant to this commitment, which expires in June 2002. At October 31, 2001, the Company's investment in the Trust was $7,471,000.

      The Company provides development, finance and management services to the Trust. During fiscal 2001, the Company earned $1,672,000 in fees for these services. The Company also incurs certain costs on behalf of the Trust for which the Company is reimbursed by the Trust. These fees and reimbursements were paid to the Company throughout the year. The amount due the Company for fees and reimbursements as of October 31, 2001, was approximately $200,000. The largest amount due the Company from the Trust at any time during the last fiscal year was approximately $564,000.


                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

BASIC POLICY CONSIDERATIONS

      The Company's compensation policies with respect to its executive officers, established by the Board's Executive Compensation Committee, are based on the principles that compensation should, to a significant extent, reflect the financial performance of the Company and the executive, and that a significant portion of executive officers' compensation should provide long-term incentives. It is the policy of the committee to set executive compensation at levels that are sufficiently competitive so that the Company will attract, retain and motivate the highest quality individuals to contribute to the Company's goals, objectives and overall financial success. Methods of compensation are designed to provide incentives for executive performance that results in continuing improvements in the Company's financial results or condition, over both the short-term and the long-term, and to encourage continued service to the Company. A significant portion of executives' incentive compensation is paid in stock options and stock awards in order to align executive and shareholder interests. The compensation of each executive officer is based largely upon both individual and Company performance.

      The compensation program is comprised of two elements: (a) annual salary and possible short-term incentive awards in the form of cash bonuses, and (b) a long-term incentive program (principally stock options and a stock based feature of the Cash Bonus Plan) where the level of compensation is dependent on the performance of the Company's common stock. The details of this compensation program, with specific discussion of the programs applicable to the Chief Executive Officer, are set out below.

ANNUAL COMPENSATION - EXECUTIVE OFFICERS OTHER THAN CHIEF EXECUTIVE OFFICER

         The Executive Compensation Committee sets compensation by subjective evaluation of the individual performance of each executive and by marketplace valuations of comparable executives, although salary determinations are not based upon any specific or constant criteria.

      Executives are eligible for annual incentive cash bonuses. The awards for the Chief Operating Officer and Chief Financial Officer are awarded under the Company's Executive Officer Cash Bonus Plan. These awards are not intended to be in addition to market level compensation but instead are designed to cause a significant part of an executive's annual compensation to be dependent on the committees' assessment of the executive's performance based upon a set of goals established by the committee for each executive. The goals established by the committee include such factors as the executive's contributions to the Company's economic and strategic objectives, the efforts required of the executive and the executive's ability to develop, execute and implement short-term and long-term corporate goals.

LONG-TERM COMPENSATION STOCK OPTIONS

      The stock option component of the executive officers' compensation has been designed to provide executives with incentives for the enhancement of stockholder value by growing the earnings and book value of the Company. Options are granted at fair market value on the date of grant and generally vest over a number of years, usually not less than four years. The options have significant restrictions, for a typical period of three years from the date of grant, on the executive officer's ability to exercise the options and sell the shares acquired upon exercise without the consent of the appropriate stock option subcommittee. No constant criteria are used year after year in the granting of stock options. For stock option awards for executive officers, the Executive Compensation Committee makes a subjective determination of the effectiveness of the executive and the extent of the executive's contributions to the Company's success and, based on that determination, option grants, if any, are awarded to each executive. Because the options are granted with exercise prices equal to the fair market value of the underlying common stock on the date of grant, any value that ultimately accrues to the executive is based entirely upon the Company's performance, as perceived by investors who establish the market price for the common stock.

2001 COMPENSATION FOR CHIEF EXECUTIVE OFFICER

      In 1990, the Board of Directors decided that salary, bonus and option grants for the Company's Chief Executive Officer, Robert I. Toll, should be determined pursuant to objective measurements, including appropriate performance criteria in addition to compensation that reflects market rates for comparable executives. Since 1995, the base salary for Robert I. Toll has been determined by a formula intended to increase his base salary by no less than the increase in the Consumer Price Index (as defined, using U.S. Department of Labor definitions) and by no more than the average percentage increase in compensation of the five highest percentage compensation increases of the Company's next ten most highly compensated employees for the adjustment year. For 1998, Mr. Toll agreed to limit the increase in his base salary to an amount that would result in his base salary not exceeding $1,000,000. In addition, for 1999, 2000, 2001 and 2002, Mr. Toll waived any increases in his base salary. Had Mr. Toll not waived his rights, and had he received the maximum increases provided by the formula, his base salary for 2002 would be $1,718,000.

      During the period 1990 through 2001, cash bonuses for Robert I. Toll have been determined based on the formula contained in the Company's Cash Bonus Plan approved by Stockholders in 1994 and amended with Stockholder approval in 1997 and 1999. Under the Cash Bonus Plan, Mr. Toll received for fiscal 2001 a bonus equal to the sum of (a) 1.5% of the Company's income before income taxes (as defined in the Cash Bonus Plan) for fiscal 2001 to the extent such income was greater than 10% and less than or equal to 20% of Stockholders' equity (as defined in the Cash Bonus Plan) of the Company as of the end of fiscal 2000, plus (b) 2.0% of the Company's income before income taxes for fiscal 2001 to the extent such income was greater than 20% and less than or equal to 30% of Stockholders' equity of the Company as of the end of fiscal 2000, plus (c) 2.25% of the Company's income before income taxes for fiscal 2001 to the extent such income was greater than 30% of Stockholders' equity of the Company as of the end of fiscal 2000. This method of compensation ties Mr. Toll's compensation to various indicators of the Company's performance. During the past five years, this method generated cash bonus calculations that were 20% higher for 1997 than for 1996, 32% higher for 1998 than for 1997, 6% higher for 1999 than for 1998, 70% higher for 2000 than for 1999 and 56% higher for 2001 than for 2000, before consideration of the stock award feature described below.

      The Executive Compensation Committee and the Board of Directors determined that by obtaining the agreement of the Chief Executive Officer to accept his bonus in shares of the Company's stock rather than in cash, the interests of the Chief Executive Officer and the Stockholders would be further aligned. Accordingly, the Executive Compensation Committee and the Board of Directors amended the Cash Bonus Plan on December 10, 1998, subject to Stockholder approval, which was given at the 1999 Annual Meeting of Stockholders, to provide that (a) all bonus payments made under the Cash Bonus Plan with respect to the Cash Bonus Plan years ending October 31, 1999, October 31, 2000, and October 31, 2001 would be paid in shares of common stock, which payments would be in the form of an award under the terms of the 1998 Plan; and (b) the number of shares of common stock awarded pursuant to the aforementioned provisions of the Cash Bonus Plan would be determined by dividing the dollar amount of each bonus (as determined in accordance with the Cash Bonus Plan) by $24.25 (the fair market value of a share of common stock on December 10, 1998, the effective date of the agreement, determined in accordance with the provisions of the 1998 Plan for determination of fair market value). Payment of the cash bonus to Robert I. Toll for the 2001 fiscal year was made in the form of an award of shares of common stock, which as of the end of the fiscal year had a market value of $31.16 per share and an aggregate market value of $6,855,000. If this bonus had been paid in cash instead of stock, Mr. Toll would have received $5,152,000. Under the terms of the Company's Stock Award Deferral Plan, Mr. Toll elected to defer receipt of his 2001 stock award shares.

     In 2000, the Executive Compensation Committee and the Board of Directors, with the assistance of an independent compensation consultant, reviewed the provisions of the Cash Bonus Plan to determine whether it was in the best interest of the Company to amend the Cash Bonus Plan. The Executive Compensation Committee and the Board of Directors continued to believe that tying the value of the bonus of Robert I. Toll to the stock price is a valuable incentive to align the interests of Mr. Toll with those of the Stockholders. Accordingly, the Executive Compensation Committee and the Board of Directors amended the Cash Bonus Plan on December 14, 2000, subject to Stockholder approval, which was given at the 2001 Annual Meeting of Stockholders, to provide that (a) all bonus payments made under the Cash Bonus Plan with respect to the Cash Bonus Plan years ending October 31, 2002, October 31, 2003, and October 31, 2004 will be paid in shares of common stock, which payments will be in the form of an award under the terms of the 1998 Plan;(b) the number of shares of common stock awarded pursuant to the aforementioned provisions of the Cash Bonus Plan will be determined by dividing the dollar amount of each bonus (as determined in accordance with the Cash Bonus Plan) by $38.625 (the fair market value of a share of common stock, determined as of December 20, 2000 in accordance with the provisions of the 1998 Plan for determination of fair market value); (c) the Executive Compensation Committee will have the discretion to terminate the application of the provision of the Cash Bonus Plan described in subparagraphs
(a) and (b) of this paragraph at any time, effective no sooner than six months after such decision to terminate is made by the Executive Compensation Committee, in which event all bonuses payable on or after the effective date of such termination will be payable in cash only; and (d) upon receipt of a request by Robert I. Toll, based on his concerns regarding adverse tax consequences to him, the Executive Compensation Committee may, in its sole discretion, suspend the application of the stock award provisions described in subparagraphs (a) and
(b) of this paragraph, provided that such action will not cause any increase in the amount or value of a bonus that would otherwise be payable under the Cash Bonus Plan. In the event of suspension of the stock award provisions, all bonuses will be payable only in cash until such time as the Executive Compensation Committee determines to reinstate the stock award provisions.

         The Cash Bonus Plan was further amended to provide Mr. Toll with cash bonus awards for fiscal years ending October 31, 2002 and each year thereafter equal to the sum of (a) 1.5% of the Company's income before income taxes (as defined in the Cash Bonus Plan) to the extent such income for the fiscal year for which the bonus is being calculated to the extent such income was greater than 10% and less than or equal to 20% of stockholders' equity (as defined in the Cash Bonus Plan) of the Company as of the end of the preceding fiscal year for which the bonus is being calculated, plus (b) 3.0% of the Company's income before income taxes (as defined in the Cash Bonus Plan) to the extent such income for the fiscal year for which the bonus is being calculated to the extent such income was greater than 20% and less than or equal to 30% of stockholders' equity as of the end of the preceding fiscal year for which the bonus is being calculated, plus (c) 6% of the Company's income before income taxes to the extent such income for the fiscal year for which the bonus is being calculated is greater than 30% of stockholders' equity of the Company as of the end of preceding fiscal year for which the bonus is being calculated.

      The Cash Bonus Plan is intended to provide bonuses that will be treated as "performance based compensation" exempt from the limitations on deductibility imposed under Section 162(m) of the Code.

                                       COMPENSATION AND STOCK BASED COMPENSATION
                                       COMMITTEE FOR KEY EXECUTIVES AND
                                       NON-EMPLOYEE DIRECTORS

                                       Carl B. Marbach
                                       Paul E. Shapiro



                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements for the year ended October 31, 2001 with management including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee discussed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and received by the Audit Committee from the Company's independent auditors. The Audit Committee also has considered whether the independent auditors' provision of services other then audit related services to the Company is compatible with the auditors' independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee's recommendation was considered and approved by the Board of Directors.

      Respectfully submitted on December 13, 2001, by the members of the Audit Committee of the Board of Directors.

                                                    Paul E. Shapiro, Chairman
                                                    Edward G. Boehne
                                                    Roger S. Hillas
                                                    Carl B. Marbach

                                  SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors of the Company has appointed and designated Ernst & Young LLP, independent auditors, Philadelphia, Pennsylvania, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 2002.

      Representatives of Ernst & Young LLP are expected to be present at the Meeting and will be afforded the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

      The Company has been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

AUDIT FEES

Audit fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's fiscal 2001 annual financial statements and the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended October 31, 2001 were $215,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

There were no services rendered to the Company for information technology services related to financial information systems or implementation during the fiscal year ended October 31, 2001.

ALL OTHER FEES

Aggregate fees billed by Ernst & Young LLP for other services rendered to the Company for the fiscal year ended October 31, 2001 were $113,217, including $110,400 for audit related services.

                                PERFORMANCE GRAPH

      The following graph compares the five-year cumulative total return (assuming reinvestment of dividends) from October 31, 1996 to October 31, 2001 for (i) the Company's common stock, (ii) the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and (iii) the S & P Homebuilding Index:



                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG TOLL BROTHERS, INC.,
                       S&P 500 INDEX AND S&p GROUP INDEX






                             [ PERFORMANCE GRAPH ]






                     ASSUMES $100 INVESTED ON NOV. 1, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING OCT. 31, 2001



October 31              1996        1997         1998        1999         2000        2001

Toll Brothers, Inc.    100.00      130.15       136.40      102.94       191.18      183.29
S&P 500                100.00      132.11       161.16      202.54       214.87      161.36
S&P Homebuilding       100.00      143.70       174.88      132.91       192.63      194.06

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder require the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons for the period November 1, 2000 through October 31, 2001 were made on a timely basis.

                              CERTAIN TRANSACTIONS

      Ballard, Spahr, Andrews & Ingersoll, LLP, the law firm of which Richard J. Braemer, a director of the Company, is a partner, acted as counsel to the Company in various matters during fiscal 2001 and was paid aggregate fees of $198,000 during that period.

      For information regarding certain other transactions, see "Compensation Committee Interlocks and Insider Participation," elsewhere in this proxy statement.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be submitted in writing and received by the Company at the address appearing on the first page of this proxy statement by October 14, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

      A Stockholder of the Company may wish to have a proposal presented at the 2003 Annual Meeting of Stockholders, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not submitted in writing and received by the Company at the address appearing on the first page of this proxy statement by December 30, 2002, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934 and, therefore, the persons appointed by the Company's Board of Directors as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.


                             SOLICITATION OF PROXIES

      The enclosed form of proxy is being solicited on behalf of the Company's Board of Directors. The Company will bear the cost of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners.

      In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone, telegraph or telecopy by directors, officers or regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.

                           ANNUAL REPORT ON FORM 10-K

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO FREDERICK N. COOPER OR JOSEPH R. SICREE, CO-DIRECTORS OF INVESTOR RELATIONS, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.


                                              By Order of the Board of Directors



                                              /s/ Michael I. Snyder
                                              ----------------------------
                                              Michael I. Snyder
                                              Secretary

Huntingdon Valley, Pennsylvania
February 11, 2002

PROXY

                               TOLL BROTHERS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 Annual Meeting of Stockholders - March 21, 2002

      The undersigned stockholder of Toll Brothers, Inc. (the "Company"), revoking all previous proxies, hereby appoints ROBERT I. TOLL, BRUCE E. TOLL AND CARL B. MARBACH, and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the offices of the Company, 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania on March 21, 2002, and at any adjournment or postponement thereof. Said proxies are authorized and directed to vote as indicated with respect to the matters specified on the reverse side.

      This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. Unless otherwise specified, the shares will be voted "FOR" the election of the three Director nominees named on the reverse side. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

                           (Continued on reverse side)

                              FOLD AND DETACH HERE

                                                             Please mark
                                                             your votes as
                                                             indicated in
                                                             in this example |X|
1.          FOR               WITHHOLD
        all nominees         authority
     listed (except as    to vote for all
       marked to the          nominees
         contrary)             listed
            |_|                  |_|

(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee's name below.)

Robert I. Toll, Bruce E. Toll and Joel H. Rassman

--------------------------------------------------------------------------------


THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2001 ANNUAL REPORT OF TOLL BROTHERS, INC.

Dated:                                                                    , 2002
       -------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Signature of Stockholder


--------------------------------------------------------------------------------
                            Signature of Stockholder

NOTE: Please sign this Proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the stockholder is a corporation, please sign by full corporate name by duly authorized officer or officers and affix the corporate seal. Where shares are held in the name of two or more persons, all such persons should sign. PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              FOLD AND DETACH HERE








                                       2